Exhibit 99.1

HeartBeam Appoints CEO Robert Eno to Board of Directors to Support U.S. Commercialization and Growth

Board expansion reflects Company’s commitment to leadership and innovation in remote cardiac monitoring

SANTA CLARA, CA — May 5, 2025 — HeartBeam, Inc., (NASDAQ: BEAT), a medical technology company focused on transforming cardiac care by providing powerful personalized insights, today announced the appointment of Chief Executive Officer, Robert Eno, to its Board of Directors. As the Company continues to make significant advancements towards commercial readiness, the Board elected to expand from eight to nine members to accommodate this addition.

Mr. Eno joined HeartBeam as President in January 2023 and was appointed CEO in October 2024. With over 30 years of experience in the medical technology industry, he has a proven track record of developing markets and launching disruptive medical technologies. His leadership has been instrumental as HeartBeam prepares to commercialize its groundbreaking 3D ECG technology, which captures the heart’s electrical signals in 3 non-coplanar directions and then synthesizes these signals into a 12-lead ECG.

Rich Ferrari, Executive Chairman, Board of Directors of HeartBeam, commented, “Rob’s deep expertise in sales and go-to-market strategies perfectly complements the diverse skillset and experience of the Board and strengthens our strategic oversight as we move toward commercialization and long-term growth. We are confident that Rob’s perspective will be instrumental in helping HeartBeam achieve its vision of delivering powerful cardiac insights wherever the patient is.”

HeartBeam received FDA clearance for its patented 3D ECG technology in December 2024 and submitted an FDA application for the 12-lead ECG Synthesis Software in January 2025. The Company plans to initiate commercialization upon receiving FDA clearance for the 12-lead ECG Synthesis Software. Earlier this year, the Company initiated an Early Access Program to obtain important feedback on the end-to-end clinical workflow, ensure operational readiness and establish an early adopter funnel.

“I am honored to join the HeartBeam Board as we are on the brink of bringing HeartBeam’s novel technology to market,” said Mr. Eno. “I look forward to working closely with my fellow Board members as we leverage our diverse expertise to drive the Company’s commercial success and accelerate the Company’s mission to transform the way cardiac health is managed.”

Prior to joining HeartBeam, Mr. Eno served as CEO of Preview Medical, a diagnostic equipment company developing real-time, in vivo tissue classification for solid tumor cancers using machine learning and proprietary optical signals. He also held senior marketing and sales leadership roles at companies including HeartFlow, OptiMedica, NeoGuide Systems, and Avantec Vascular. Mr. Eno holds an MBA from the Stanford Graduate School of Business and a BA, with Honors and Distinction, from Stanford University.

About HeartBeam, Inc.

HeartBeam, Inc. (NASDAQ: BEAT) is a medical technology company dedicated to transforming the detection and monitoring of critical cardiac conditions. The Company is creating the first ever cable-free device capable of collecting ECG signals in 3D, from 3 non-co-planar directions, and synthesizes the signals into a 12-lead ECG. This platform technology is designed for portable devices that can be used wherever the patient is to deliver actionable heart intelligence. Physicians will be able to identify cardiac health trends and acute conditions and direct patients to the appropriate care – all outside of a medical facility, thus redefining the future of cardiac health management. HeartBeam’s 3D ECG technology received FDA clearance for arrhythmia assessment in December 2024. The Company holds 14 U.S. and 4 international issued patents related to technology enablement. For additional information, visit HeartBeam.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations Contact:

Chris Tyson

Executive Vice President

MZ North America

Direct: 949-491-8235

BEAT@mzgroup.us

www.mzgroup.us

Media Contact:

media@heartbeam.com